THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank, solicitor, accountant, fund manager or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.
This Form of Acceptance should be read in conjunction with the accompanying Offer Document dated 14 September 2012 (the “Offer Document”). A Prospectus Equivalent Document of the same date has been prepared in accordance with the Prospectus Rules and has been made available in accordance with the Prospectus Rules. Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance. The terms and conditions of the Offer as contained or referred to in the Offer Document are deemed to be incorporated herein.
If you have sold or otherwise transferred all of your Titan Europe Shares, please send this Form of Acceptance, the accompanying reply-paid envelope and the Offer Document as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, these documents must not be forwarded or transmitted in or into or from any Restricted Jurisdiction. If you have sold or otherwise transferred only part of your holding of Titan Europe Shares, you should retain these documents.
The Offer is not being made, directly or indirectly, in or into, or from any Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and the Offer is not capable of acceptance from or within any such Restricted Jurisdiction. Accordingly, copies of this Form of Acceptance, the Offer Document and any accompanying documents are not being, and must not be, directly or indirectly, mailed, transmitted, distributed or otherwise sent in, into or from any Restricted Jurisdiction as doing so may invalidate any purported acceptance of the Offer. The availability of the Offer to Titan Europe Shareholders who are not resident in the UK or the United States may be affected by the laws of the relevant jurisdictions in which they are resident. Such persons should read paragraph 18 of Part II of the Offer Document and inform themselves of and observe any applicable legal or regulatory requirements of their jurisdictions.
Application will be made to the New York Stock Exchange for the New Titan International Shares to be admitted to trading on the New York Stock Exchange. It is expected that Admission will become effective and dealings on the New York Stock Exchange in the New Titan International Shares will commence as soon as possible but, in any event, by no later than 10 Business Days after the date on which the Offer becomes or is declared wholly unconditional. Titan International does not intend to apply: (i) for the New Titan International Shares to be admitted to the Official List, nor (ii) to the London Stock Exchange for the New Titan International Shares to be admitted to trading on the London Stock Exchange's Main Market for listed securities or on AIM.
Further information for Overseas Shareholders is set out in paragraph 18 of Part II of the Offer Document. Any person (including nominees, trustees or custodians) who would, or otherwise intends to, forward this document and/or any related document to any jurisdiction outside the United Kingdom should read those paragraphs before taking any action. A Form of Acceptance which is received in an envelope postmarked in a Restricted Jurisdiction, or which otherwise appears to Titan International or its agents to have been sent from a Restricted Jurisdiction, will not constitute a valid acceptance of the Offer.
Seymour Pierce Limited, which is regulated in the United Kingdom by the Financial Services Authority, is acting for Titan International and no one else in connection with the Offer. Seymour Pierce Limited will not be responsible to any person other than Titan International for providing the protections afforded to clients of Seymour Pierce Limited, nor for providing advice in relation to the Offer.
Arden Partners plc, which is regulated in the United Kingdom by the Financial Services Authority, is acting for Titan Europe and no one else in connection with the Offer. Arden Partners plc will not be responsible to any person other than Titan Europe for providing the protections afforded to clients of Arden Partners plc, nor for providing advice in relation to the Offer.
FORM OF ACCEPTANCE
Recommended Share Offer
by
Titan International, Inc.
to acquire the entire Share Capital of
Titan Europe plc
(other than those shares already owned by Titan Luxembourg S.a.r.l., a wholly owned subsidiary of Titan International)
Acceptances of the Offer must be received by 1.00 p.m. (London time)
on 5 October 2012
PROCEDURE FOR ACCEPTANCE OF THE OFFER
Before completing this Form of Acceptance, please read carefully the full terms and conditions of the Offer set out in the Offer Document which are deemed to be incorporated in and form part of this Form of Acceptance.

•
To accept the Offer in respect of your Titan Europe Shares held in certificated form (that is, not in CREST), please complete and sign this Form of Acceptance in the presence of an independent witness (who must also sign and provide their name and address where indicated) on page 3, following the instructions and notes for guidance set out on pages 2 and 4.

•
Please return this Form of Acceptance, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, to Computershare, either by post to Corporate Actions Projects, Bristol BS99 6AH using the enclosed reply-paid envelope or, during normal business hours only, by hand to Computershare, The Pavilions, Bridgwater Road, Bristol BS13 8AE so as to be received by no later than 1.00 p.m. (London time) on 5 October 2012.

•
If your Titan Europe Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s) and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Form of Acceptance. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Form of Acceptance.

•
If you hold Titan Europe Shares in both certificated and uncertificated form, you should complete this Form of Acceptance only in relation to your certificated holding. Similarly, if you hold Titan Europe Shares in certificated form but under different designations you should complete a separate Form of Acceptance in respect of each designation. You can obtain additional Forms of Acceptance by contacting Computershare Investor Services PLC between 9.00 a.m. and 5.00 p.m. on any London business day on telephone number 0870 707 1361 or, if telephoning from outside the UK, on telephone number +44 (0)870 707 1361. Calls to the 0870 707 1361 cost approximately 8 pence per minute from a BT landline. Other network provider's charges may vary. Calls to the shareholder helpline from outside the UK will be charged at the applicable international rate. Please note that, for legal reasons, the helpline cannot provide advice on the merits of the proposals or give any financial advice.

•	If you hold Titan Europe Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance, all signatures must be witnessed.
If you have any queries as to how to complete this Form of Acceptance, please contact Computershare Investor Services PLC between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0870 707 1361 (from within the UK) or +44 870 707 1361 (from outside the UK).
DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE

HOW TO COMPLETE THE FORM OF ACCEPTANCE ON PAGE 3
The provisions of Part II to the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance

1 REGISTERED SHAREHOLDER DETAILS
If your name or address details in Box 1 on page 3 have changed or are incomplete, please tick the box and show the updated information, in BLOCK CAPITALS using BLACK INK. Any changes to the names must be supported by appropriate documentation (see paragraph 8 on page 4 of this UK Form of Acceptance for further details).
If no name or address is shown in Box 1 on page 3, please insert in Box 1 the full name(s) and address of the relevant Titan Europe Shareholder(s) who hold Titan Europe Shares in certificated form.
Please provide your daytime telephone number (outside of any Restricted Jurisdiction), including your full dialing code, in case of any queries relating to the completion of this Form of Accep

TO ACCEPT THE OFFER To accept the Offer, insert in Box 2 the total number of Titan Europe Shares in certificated form in respect of which you wish to accept the Offer. You must also sign Box 4 in accordance with the instructions set out below, which will constitute your acceptance of the Offer in respect of the number of Titan Europe Shares in certificated form that you have specified.
If no number, or a number which is greater than your registered holding of Titan Europe Shares in certificated form, is written in Box 2 and you have signed Box 4, you will be deemed to have accepted the Offer in respect of your entire certificated holding of Titan Europe Shares.
Subject to the rights of withdrawal set out in paragraph 3 of Section B of Part III of the Offer Document, your acceptance of the Offer shall be irrevocable.
PLEASE REMEMBER TO SEND US YOUR VALID TITAN EUROPE ORDINARY SHARE CERTIFICATE(S)

3 HOLDING NEW TITAN INTERNATIONAL SHARES
If you have accepted the Offer, the way in which you will hold New Titan International Shares will depend on whether or not you are resident in a CSN Permitted Jurisdiction. Please read carefully paragraph 22 of Part II and the relevant definitions in Part X of the Offer Document for further details.
If you live in a CSN Permitted Jurisdiction (as defined in the Offer Document), you will be able to participate in the CSN Facility operated by Computershare in the UK through which your Titan International CDIs will be held or you can elect to hold New Titan International Shares directly on the main register in the United States of America. You should indicate in Box 3A which of these options you wish to elect for. If you do not complete either box you will be deemed to have elected for Titan International CDIs and will receive them through the CSN. You do not need to complete box 3B or 3C.
If you live in a CSN Restricted Jurisdiction and elect to hold Titan International CDIs in CREST, please provide the Participant ID and the Member Account ID of a CREST Member through whom your account is held in Box 3B.
If you live in a CSN Restricted Jurisdiction and do not provide details of any CREST account in Box 3B, you will be able to hold your New Titan
International Shares directly on the main register in the United States of Americ

SIGNATURES

To accept the Offer you must sign Box 4 and, in case of a joint holding, arrange for ALL joint holders to do likewise. All registered holders, including joint holders, who are individuals must sign Box 4 in the presence of a witness who must also sign Box 4 where indicated. If these instructions are not followed, this UK Form of Acceptance will be invalid. The witness must be over 18 years of age and should not be another joint holder signing this Form of Acceptance. The same witness may witness the signature of each joint holder. The witness should also print his/her name and address where indicated.
A company may execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with that company's articles of association or other applicable regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Form of Acceptance as a deed by: (i) a director and the company secretary; or (ii) two directors; or (iii) a director in the presence of a witness who attests the signature, in each case signing this Form of Acceptance and inserting the name of the company above their signatures. Each such person signing this Form of Acceptance for a company should state the office which he/she holds. A company incorporated outside England and Wales should execute this Form of Acceptance in accordance with the provisions of The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009 and the
laws of the territory in which the relevant company is incorporated.
If this Form of Acceptance is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing this Form of Acceptance in the presence of a witness who must also sign Box 4 where indicated. You should also deliver evidence of your authority in accordance with the notes on page 4.
This Form of Acceptance shall, when executed,

RESTRICTED JURISDICTIONS

If you are unable to give the warranties and representations required by paragraph 3 of Section C of Part III of the Offer Document, you must put “NO” in
Box 5. If you do not put “NO” in Box 5, you will be deemed to have given such representations and warranties. If you put “NO” in Box 5, then, unless Titan
International exercises its right to treat your acceptance as valid, you will be deemed not to have validly accepted the Offer.

6 ALTERNATIVE ADDRESS FOR CORRESPONDENCE
Complete Box 6 if you wish the correspondence and/or other documents regarding the New Titan International Shares to be sent to someone other than the sole or first-named registered holder at the address set out in Box 1 (e.g. your bank manager or stock broker). Please note that such alternative address must be outside a Restricted Jurisdiction (as defined in Part X of the Offer Document).
Your acceptance must be received by no later than 1.00 p.m. (London time) on 5 October 2012.

Kindly Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon.
This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts.
Titan International and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

**PLEASE COMPLETE THIS FORM IN BLOCK CAPITALS USING BLACK INK ONLY**

## 1

☐ Please tick this box if your address details in Box 1 have changed or are incomplete and update below in BLOCK capitals:

Post Code:

Your certificated holding of Titan Europe Shares as at the close of business on 12 September 2012.

[•]

Please provide your daytime telephone number (including your full dialling code) where you can be contacted in the event of any query arising from completion of this Form of Acceptance. ➢ ☎:

**For Receiving Agents Use Only**

SRN

Holding

Cover

Query

## 2

**Number of certificated Titan Europe Shares in respect of which you are accepting the Offer:**

## 3A

If you live in a CSN Permitted Jurisdiction, please indicate below whether you wish to receive Titan International CDIs through the CSN facility operated by Computershare in the United Kingdom or New Titan International Shares held on the main register in the United States of America.

☐ Titan International CDIs

☐ New Titan International Shares

## 3B

Participant ID (*up to 5 characters*)

Member Account ID (*up to 8 characters*)

## 3C

If you live in a CSN Restricted Jurisdiction and wish to hold your New Titan International Shares directly on the main register in the USA, please tick the box below:

☐

## 4

**TO ACCEPT THE OFFER, ALL SHAREHOLDERS MUST SIGN HERE IN THE PRESENCE OF AN INDEPENDENT WITNESS.**
**Execution by an individual:** Signed and delivered as a deed by:

| | Signature(s) of Shareholder(s) | Name and Signature of Witness | Address of Witness |
|---|---|---|---|
| 1 | | | |
| 2 | | | |
| 3 | | | |
| 4 | | | |

**NOTE: The witness must be a person who is over 18 years of age who is not another joint holder and the same witness may witness on behalf of all or any registered holders**

**Execution by a company:** The common seal was affixed/executed as a deed on behalf of the Company named above in the presence of:

Affix Company Seal Here

Signature

Signature

Name of Director

Name of *Director/Secretary/Witness

*Delete as appropriate

## 5

**RESTRICTED OVERSEAS PERSONS ONLY**

Write "NO" in this box if you are UNABLE to give the representations and warranties required by paragraph 3 of Section C of Part III of the Offer Document.

## 6

**ALTERNATIVE ADDRESS**

If you would like the correspondence regarding the New Titan International Shares to be sent to an alternative address to that shown in Box 1, please write an alternative address outside a Restricted Jurisdiction below.

Name ..........

Address ..........

.......... Postcode ..........

**PLEASE REMEMBER TO SEND US YOUR VALID TITAN EUROPE PLC ORDINARY SHARE CERTIFICATE(S).**
**If you have lost your certificate(s) and have already applied for a Letter of Indemnity, place a cross ✗ in this box** ☐

**TTN TKA**

Page 3

ADDITIONAL NOTES REGARDING THE COMPLETION OF THIS FORM OF ACCEPTANCE
In order to be effective, this Form of Acceptance must, except as mentioned below, be signed as a deed by the registered holder or, in the case of a joint holding, by ALL the joint holders, or under a power of attorney. A body corporate incorporated in England and Wales may execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with that company's articles of association or other applicable regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Form of Acceptance by (i) a director and the company secretary; or (ii) two directors; or (iii) a director in the presence of a witness who attests the signature, in each case signing this Form of Acceptance and inserting the name of the company above their signatures. Each such person signing this Form of Acceptance should state the office which he/she holds in the relevant company.
1.    If a holder is away from home (e.g. abroad or on holiday):
Send this Form of Acceptance by the quickest means (e.g. airmail) to the holder (but not in or into a Restricted Jurisdiction) for execution or, if he has executed a power of attorney, have this Form of Acceptance signed by the attorney in the presence of a witness who must also sign this Form of Acceptance. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Form of Acceptance. No other signatures are acceptable.
2.    If you have sold or transferred all, or wish to sell or transfer part, of your holding of Titan Europe Shares:
If you have sold or transferred all of your Titan Europe Shares, you should send this Form of Acceptance and the Offer Document at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee (but not in or into a Restricted Jurisdiction). If your Titan Europe Shares are in certificated form, and you wish to sell or transfer part of your holding of Titan Europe Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 5 October 2012, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Titan Europe's registrars, Computershare Investor Services PLC, in respect of the balance of your holding of Titan Europe Shares.
3.    If the sole holder has died:
A grant of probate or letters of administration must be obtained in respect of the relevant Titan Europe Shares. If the probate or letters of administration has/have been granted, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder, each in the presence of an independent witness who must also sign this Form of Acceptance. This Form of Acceptance should then be lodged with Computershare Investor Services PLC, at either of the addresses set out on page 1 of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title.
If the grant of probate or letters of administration has/have not been granted, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance and forward it to Computershare Investor Services PLC, at either of the addresses set out on page 1 of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title. Once obtained, the grant of probate or letters of administration must be lodged with Computershare Investor Services PLC before the consideration due under the Offer can be forwarded to the personal representative(s). For this purpose, photocopies of grants of probates or letters of administration are not acceptable. The documents will be duly noted by Computershare Investor Services PLC and returned as directed.
4.    If one of the joint holders has died:
This Form of Acceptance is valid if signed by all the surviving joint holder(s) (each in the presence of an independent witness) and, if the Titan Europe Shares are held in certificated form, lodged with the share certificate(s) and/or other document(s) of title and, in all cases, death certificate(s) and grants of probate or letters of administration of the deceased holder. For this purpose, photocopies of grants of probates or letters of administration are not acceptable. The documents will be duly noted by Computershare Investor Services PLC and returned as directed.
5.    If your Titan Europe Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

(a)
If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form of Acceptance and, if the certificate(s) is/are readily available, arrange for this Form of Acceptance to be lodged by such agent with Computershare Investor Services PLC, at either of the addresses set out on page 1 of this Form of Acceptance, accompanied by the share certificate(s) and/or other document(s) of title.

(b)
If the certificate(s) is/are not readily available, lodge this Form of Acceptance with Computershare Investor Services, at either of the addresses set out on page 1 of this Form of Acceptance, duly completed together with a note saying e.g. “certificate(s) to follow”, and arrange for the certificate(s) to be forwarded as soon as possible thereafter and in any event so as to arrive by no later than 1.00 p.m. on 5 October 2012. It will be helpful for your agent to be informed of the full terms of the Offer (unless he is in a Restricted Jurisdiction).

6.    If your Titan Europe Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title:
Complete and execute this Form of Acceptance and lodge it, together with a letter of explanation and any share certificate(s) and/or other document(s) of title which are available, with Computershare Investor Services PLC, at either of the addresses given on page 1 of this Form of Acceptance. At the same time you should write to Titan Europe's Registrars, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZZ requesting a letter of indemnity for the lost share certificate(s) and/or other document(s) of title. When completed in accordance with the instructions given, you should return the letter of indemnity to Computershare Investor Services PLC so as to arrive by no later than 1.00 p.m. on 5 October 2012.
7.    If the Form of Acceptance is signed under a power of attorney:
The completed Form of Acceptance, together with any share certificate(s) and/or other document(s) of title, should be lodged with Computershare Investor Services PLC at either of the addresses given on page 1 of this Form of Acceptance, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by Computershare Investor Services PLC and returned as directed.
8.    If your name or other particulars differ from those appearing on your share certificate:

(a)	Incorrect name on your share certificate, e.g.:
Name on the certificate(s)     John Smith
Correct name     Jon Smyth
complete this Form of Acceptance with the correct name in BLOCK CAPITALS and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Form of Acceptance are one and the same.

(b)	Incorrect address: insert the correct address in Box 1 of this Form of Acceptance.

(c)
Change of name: lodge your marriage certificate or the deed poll with this Form of Acceptance for noting or, in the case of a company, a copy of the Certificate of Incorporation on Change of Name. These documents will be returned as directed.

9.    If you are outside the United Kingdom:
The attention of Overseas Shareholders is drawn to paragraph 18 of Part II of the Offer Document. Without prejudice to Sections B, C and D of Part III of the Offer Document, Titan International and/or its agents reserve the right (subject to the City Code) to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant transfer to escrow or (as appropriate) the relevant share certificate(s) and/or other document(s) of title.
10.    Settlement of consideration:
The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or delivered by hand (during normal business hours) to Computershare Investor Services PLC at one of the addresses set out on page 1 of this Form of Acceptance.
11.    Incomplete Forms:
Without prejudice to Sections B, C and D of Part III of the Offer Document, Titan International and/or its agents reserve the right (subject to the City Code) to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant TTE instruction or (as appropriate) the relevant share certificate(s) and/or other document(s) of title. In either event, no consideration due under the Offer will be sent until after the relevant transfer to escrow has been made or (as appropriate) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Titan International have been received.